UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The disclosures contained in Item 2.01 and 5.02 of this Report are incorporated here by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Disposition of PET Imaging Assets

Consistent with its prior reports, on March 31, 2008 the Company ceased operations of its subsidiaries that own or manage five of the remaining six PET imaging centers in which the Company has an interest in Jacksonville, Florida, Tamarac, Florida, Wichita, Kansas, Parsippany, New Jersey and East Setauket, New York. Operations continue at Premier PET Imaging of Hialeah in Hialeah, Florida.

Subsequent to the termination of such PET imaging center operations, the Company concluded a sale of its PET imaging assets in Jacksonville, Florida and Tamarac, Florida that resulted in the relief of $4,940,000 of debt obligations and a payment to the Company of $10,500, as detailed below.

On April 24, 2008, the Company consummated two asset sale transactions pursuant to two Purchase Agreements dated as of April 14, 2008, one of which was by and between Premier PET Imaging of Jacksonville, LLC, Ascent Diagnostic Imaging of Jacksonville, LLC and The Sagemark Companies Ltd. and the second of which was by and between Premier PET Imaging of Tamarac, LLC, Ascent Diagnostic Imaging of Tamarac, LLC and The Sagemark Companies Ltd. (the “Purchase Agreements”) pursuant to which the Company sold the PET/CT medical imaging equipment, ancillary medical equipment, leasehold improvements, and other assets of the Company’s PET imaging facilities located in Jacksonville, Florida and Tamarac, Florida to Ascent Medical Imaging of Jacksonville, LLC and Ascent Medical Imaging of Tamarac, LLC (the “Purchasers”).

As part of the sale transactions, the Company consummated Assignment and Assumption Agreements with GE Healthcare Financial Services (“GE”) and Purchasers pursuant to which all of the debt obligations of the Company to GE relating to such imaging centers in the aggregate of amount of $4,940,000 were assigned to the Purchasers and the Company was released from its obligations to GE relating thereto.

Pursuant to the Purchase Agreements, the Purchasers assumed responsibility for all costs associated with the operation of both the Jacksonville and the Tamarac imaging centers as of April 1, 2008, and paid to the Company $10,000 for the assets of the Jacksonville facility and $500 for the assets of the Tamarac facility.

In connection with such transactions, the Company consummated an assignment of its premise lease in Jacksonville, Florida (on which it remained as a lessee for the remainder of the lease term) to Ascent Medical Imaging of Jacksonville, LLC and terminated its long term premise lease in Tamarac, Florida, as of March 31, 2008.

Divestiture of the Company’s Radiation Therapy Ventures

Consistent with its prior reports regarding the Company’s plans to effect a divestiture of its radiation therapy ventures, the Company has concluded two transactions.

On April 30, 2008, the Company consummated the sale of its equity interest in Premier Oncology Management of Nassau, LLC (the “LLC”) pursuant to a Purchase Agreement between Aros of Nassau, LLC (“Aros”) and Premier Oncology, Inc., a wholly owned subsidiary of the Company, dated as of March 27, 2008, related to such sale of the 24.5% interest of Premier Oncology Inc. in the LLC to Aros.

Such transaction provided for the release of the Company and Premier Oncology, Inc. of their guarantees of certain indebtedness to M&T Credit Services, LLC and M&T Bank in the aggregate amount of approximately $4,550,000 relating to the financing of a TomoTherapy Hi-Art radiation therapy treatment system, ancillary medical equipment, leasehold improvements and a working capital line of credit in connection with the development of a radiation therapy cancer treatment center under development by the LLC in Great Neck, New York. Additionally, Aros paid $2,500 to the Company in connection with such transaction.

On April 17, 2008, the Company concluded the sale of the 49% interest of Premier Oncology of New Jersey, Inc., a wholly owned subsidiary of the Company, in Advanced Radiation Therapy, LLC to Saint Clare’s Hospital, Inc. pursuant to a Separation Agreement and General Release dated April 11, 2008, by and among The Sagemark Companies Ltd., Premier Oncology of New Jersey, Inc., Saint Clare’s Hospital, Inc. and Advanced Radiation Therapy, LLC.

As full payment for such 49% interest, Saint Clare’s agreed to absorb all of its costs associated with the development of Advanced Radiation Therapy, LLC and to pay $50,000 to or on behalf of Premier Oncology of New Jersey, Inc., representing the amount the Company advanced to TomoTherapy Inc. in November 2006 as a deposit on the TomoTherapy Hi-Art equipment to be installed at a radiation therapy cancer treatment center to be located on the Saint Clare’s medical campus in Dover, New Jersey.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2008, Ron Lipstein and Steven Katz, Ph.D, comprising the entire Board of Directors of the Company, resigned as members of the Board of Directors, and Ron Lipstein resigned as the Company’s President and Chief Executive Officer and as the President, Chief Executive Officer or Managing Member of all of the Companies subsidiaries.

In connection with the resignation of Mr. Lipstein, the Company agreed to pay to him a one-time consulting fee of $10,000 in consideration of his agreement to provide certain consulting services to the Company for the next sixty days to assist management with the Company’s operations during such period.

George W. Mahoney, the Company’s current Chief Financial Officer, was named as the successor interim President and Chief Executive Officer and a member of the Company’s Board of Directors.

Additionally, in conjunction with the sale transactions that were concluded on April 24, 2008 which are more fully detailed in Item 2.01 herein, the Company concluded certain negotiations with Michael Fagien, MD, the Company’s Chief Medical Officer, and entered into a Termination Agreement with Dr. Fagien, terminating the October 25, 2005 Employment Agreement by and between Dr. Fagien and the Company and as a consequence thereof terminated his service as Chief Medical Officer to the Company effective as of March 1, 2008. Dr. Fagien also executed a Waiver of any and all entitlement to compensation due to him under the Exclusive Radiology Services Agreement, by and between him and the Company dated October 25, 2005. By virtue of the termination of the Employment Agreement with Dr. Fagien, the Company was relieved of its obligation to pay Dr. Fagien approximately $400,000 in base compensation payable to him during the remainder of the term of such agreement and approximately $88,000 of various taxes, benefits and insurance in connection therewith, and by virtue of Dr. Fagien’s execution of the Waiver, the Company was relieved of its obligation to pay Dr. Fagien approximately $26,000 that was due thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Purchase Agreement dated as of April 14, 2008 by and between Premier PET Imaging of Jacksonville, LLC and Ascent Medical Imaging of Jacksonville, LLC

10.02	Purchase Agreement dated as of April 14, 2008 by and between Premier PET Imaging of Tamarac, LLC and Ascent Medical Imaging of Tamarac, LLC

10.03
GE Healthcare Financial Services Assignment And Assumption Agreement dated as of April 24, 2008 by and between Premier PET Imaging of Jacksonville, LLC (Assignor) and Ascent Medical Imaging of Jacksonville, LLC (Assignee)

10.04
GE Healthcare Financial Services Assignment And Assumption Agreement dated as of April 24, 2008 by and between Premier PET Imaging of Tamarac, LLC (Assignor) and Ascent Medical Imaging of Tamarac, LLC (Assignee)

10.05	Termination Agreement dated April 15, 2008 by and between Michael Fagien, MD and The Sagemark Companies Ltd.

10.06
Waiver dated April 17, 2008 of Micheal Fagien, MD to entitlement under Exclusive Radiology Services Agreement, as amended, dated October 25, 2005 by and between Michael Fagien MD and The Sagemark Companies, Ltd.

10.07	Agreement For Cancellation Of Leasehold Interest dated as of March 31, 2008 by and between Tamarac Center, LLC and The Sagemark Companies Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By:	/s/ George W. Mahoney
George W, Mahoney, President and
Chief Executive Officer

Date: April 30, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).